Exhibit 99.1
Aspen Insurance Holdings Announces Agreement to Sell Ordinary Shares to Fund Repurchase of up to 2,672,500 of Its Perpetual Non-Cumulative Preference Shares
HAMILTON, Bermuda—(BUSINESS WIRE)—Mar. 31, 2009— Aspen Insurance Holdings Limited (the ‘‘Company’’) (NYSE:AHL) today announced that it has agreed to sell approximately 1.22 million of its ordinary shares in an underwritten public offering. The Company intends to use the proceeds of the offering to make repurchases of up to 2,672,500 of its 7.401% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of up to $66,812,500, and for general corporate purposes.
Deutsche Bank Securities is acting as the sole book-running manager for the public offering. Deutsche Bank Securities proposes to offer Aspen’s ordinary shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The ordinary shares in the public offering are being sold pursuant to Aspen’s effective shelf registration statement previously filed with the Securities and Exchange Commission. A prospectus supplement relating to the ordinary shares offering will be filed with the Securities Exchange Commission. When available, a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Deutsche Bank by contacting Deutsche Bank Securities Inc., Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611 or e-mail at prospectusrequest@list.db.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of ordinary shares will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Ireland, the United States, the United Kingdom, Singapore and Switzerland. For the twelve months ended December 31, 2008, Aspen reported gross written premiums of $2.0 billion, net income of $103.8 million and total assets of $7.3 billion. For more information about Aspen, please visit www.aspen.bm.
Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:
This press release contains ‘‘forward-looking statements’’ within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ ‘‘estimate,’’ ‘‘may,’’ ‘‘continue,’’ ‘‘guidance,’’ and similar expressions of a future or forward-looking nature.
All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. Any further share repurchases by Aspen are subject to rating agency considerations, the market price of its shares, Aspen’s ongoing sources and uses of cash and the liquidity requirements of its insurance and reinsurance business. For a more detailed description of additional uncertainties and other factors that could impact the forward-looking statements in this release, please see the ‘‘Risk Factors’’ section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission on February 26, 2009.
Source: Aspen Insurance Holdings Limited

Aspen Insurance Holdings Limited
Noah Fields, Head of Investor Relations,
+1 441-297-9382
or
North American Press Contact:
Abernathy MacGregor
Carina Davidson/Allyson Morris
+1 212-371-5999
or
European Press Contact:
Citigate Dewe Rogerson
Justin Griffiths/Sarah Gestetner
+44 (0) 20 7282 2920